UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant  to  Section  13  or  15(d) of the Securities Exchange Act of 1934

     Date  of  Report  (Date  of  earliest event reported)    September 18, 2000



                             COLONIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                  VIRGINIA                333-18295             54-1826807
     (State  or  other  jurisdiction     (Commission          (IRS  Employer
            of  incorporation)           File  Number)      Identification No.)


             10515 Colonial Downs Parkway, New Kent, Virginia  23124
                    (Address of principal executive offices)

       Registrant's telephone number, including area code   (804) 966-7223

ITEM  5.     OTHER  EVENTS

     On September 18, 2000 the registrant issued the press release attached hereto as Exhibit A reporting that Stephen Peskoff, one of registrant's seven members of its Board of Directors, had resigned his position as Director with registrant effective September 14, 2000 in light of other commitments.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                          COLONIAL  DOWNS  HOLDINGS,  INC.


September  18,  2000                      /s/  Ian  M.  Stewart
--------------------                      --------------------------------
Date                                      Ian  M.  Stewart,  President

                             Colonial Holdings, Inc.
             10515 Colonial Downs Parkway, New Kent, Virginia 23124

September  18,  2000                                   CONTACT:  Ian  M. Stewart
                                                                 President
FOR  IMMEDIATE  RELEASE                                          (804)  966-7223


          PESKOFF RESIGNS AS DIRECTOR TO PURSUE BUSINESS OPPORTUNITIES

     NEW KENT, Va. --(BUSINESS WIRE)-September 18, 2000--Colonial Holdings, Inc. (NASDAQ: SCM: CHLD) which, through its subsidiaries, holds the only licenses to own and operate a pari-mutuel horseracing course and satellite racing centers in Virginia announced today that Stephen Peskoff had resigned from its Board of Directors. Peskoff, a consultant of Friedman, Billings, Ramsey & Co. and President of Underhill Investment Corp., resigned his position as Director due to demands from his other commitments. Mr. Peskoff had been a director of the Company since March of 1997.